AMENDING AGREEMENT

BETWEEN:

Ian  Westwood
of  Calgary,  Alberta,  Canada
                                                                (the "Licensor")

                                     - and -

Niew Industries Inc., a corporation according to the laws of British Columbia with offices in Prince George, British Columbia

                                                                (the "Licensee")

WHEREAS:

1. Pursuant to an Agreement (hereafter the "Agreement") dated November 8, 1999 the Licensor granted a license to the Licensee to practice an invention entitled "Portable Overhead Bin" protected by United States Patent Application Serial Number 09/333182 filed on June 14, 1999 (now issued as United States Patent Number 6,106,211), and Canadian Patent Application Number 2,254,702 filed on December 1, 1998;

2.     Pursuant  to the Agreement the Licensee has paid $35,000 to the Licensor;

3. The Licensee has experienced delays in putting the required financing in place to proceed with developing the invention, and the Licensor has agreed to grant an extension of time for payments due under the Agreement.

IN CONSIDERATION of the premises and of the mutual covenants of this Agreement, the parties hereto agrees as follows:

1.     Agreement  to  Amend  Article  3(a)

The Licensor hereby accepts all payments to date and agrees that article 3(a) of the Agreement is amended to read as follows:

(a) The licensee agrees to pay to the Licensor for the grant of the Licence herein the sum of $75,000.00 payable as follows:

(i) The sum of $35,000.00 on or before August 31, 2000 and the balance of $40,000.00 on or before the 28th day of February, 2001;

(ii) All payments stipulated to be made pursuant to this paragraph on account of the Grant of Licence herein shall be made in Canadian Dollars.

2.     Agreement  to  Amend  Article  5

The Licensor hereby granted that article 5 of the Agreement is amended to read as follows:

In consideration of the rights and licences granted to the Licensee by the Licensor pursuant to theis Agreement, the Licensee shall pay to the Licensor a royalty as follows:

(a) the sum of $6000.00 each for the first (1st) and second (2nd) PORTABLE OVERHEAD BINS sold in any calendar year;

(b) the sum of $8000.00 each for the third (3rd) and fourth (4th) PORTABLE OVERHEAD BINS sold in any calendar year;

(c) the sum of $10,000.00 each for the fifth (5th) and any subsequent PORTABLE OVERHEAD BINS sold and delivered in any calendar year;

(d) the required royalty payment shall be made within 60 days of the sale of each PORTABLE OVERHEAD BIN and failure to make such payment shall be a DEFAULT under this agreement.

Provided however, notwithstanding the foregoing, the Licensee shall in any event pay a minimum royalty of $20,000.00 in any calendar year, beginning with the year 2001 in which fewer than three PORTABLE OVERHEAD BINS are sold. The minimum royalty shall be paid on before the 31st day of January first following said calendar year. For the year 2000, the minimum royalty shall be $10,000.00 dollars, and shall be payable February 28th, 2001. Failure to make such payment shall be a DEFAULT under this Agreement.

3.     Sole  Amendments

The Licensor and Licensee agree that in all other respects the Agreement is in full force and effect as originally set out therein.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each set their hand the day indicated.

/s/  Ian  Westwood          /s/  Peter  J.  Bourossa          Nov  16/2000
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Ian  Westwood                Witness                          Date

Niew  Industries  Inc.
by  its  authorized  agent

Ken  Bergestad,  Director          /s/  Ken  Bergestad          Nov  22/00
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Printed  Name  and  Title          Signature                    Date